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                                                                    Exhibit 99.1


                      CONSENT OF SALOMON SMITH BARNEY INC.

         We hereby consent to the use of our name and to the description of the opinion letter of Salomon Brothers Inc., dated October 15, 1998, referred to in the Prospectus under the heading "THE REORGANIZATION--Conditions to Consummation of the Reorganization", dated September 29, 1998, contained in the Registration Statement on Form S-1 of The MIIX Group, Incorporated. By giving such consent Salomon Smith Barney Inc. does not hereby admit that (1) Salomon Smith Barney Inc. is, or Salomon Brothers Inc. was, an expert with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or (2) Salomon Smith Barney Inc. comes, or Salomon Brothers Inc. came, within the category of persons whose consent is required under the Securities and Exchange Commission promulgated thereunder.

                                                      SALOMON SMITH BARNEY INC.

                                                      By: /s/ MARIO TORSIELLO
                                                         -----------------------
                                                      Name: Mario Torsiello
                                                      Title: Managing Director


September 29, 1998
New York, New York